Exhibit 99.1

Warner Chilcott and Barr Announce Settlement of Femcon® Fe Patent Challenge

St. David’s, Bermuda—December 22, 2008

Warner Chilcott Limited (NASDAQ: WCRX) today announced that its subsidiary Warner Chilcott Company, Inc. and Barr Laboratories, Inc., a subsidiary of Barr Pharmaceuticals, Inc. (NYSE: BRL), have entered into a Settlement and License Agreement to resolve the pending patent litigation involving Warner Chilcott’s oral contraceptive product, Femcon® Fe.

Under the terms of the agreement, Barr will have a license to launch a generic version of Femcon® Fe as early as July 1, 2012, approximately 7 years earlier than the expiration of the Warner Chilcott patent at issue in the litigation, or earlier in certain circumstances. Barr will pay Warner Chilcott a royalty on net sales of Barr’s generic product. The parties will promptly file a dismissal without prejudice in the United States District Court for the District of New Jersey that will conclude this litigation.

About Warner Chilcott

Warner Chilcott is a specialty pharmaceutical company focused on developing, manufacturing, marketing and selling branded prescription pharmaceutical products in women’s healthcare and dermatology in the U.S. WCRX-G.

Read more on www.warnerchilcott.com.

About Barr Pharmaceuticals, Inc.

Barr Pharmaceuticals, Inc. is a global specialty pharmaceutical company that operates in more than 30 countries worldwide and is engaged in the development, manufacture and marketing of generic and proprietary pharmaceuticals, biopharmaceuticals and active pharmaceutical ingredients. A holding company, Barr operates through its principal subsidiaries: Barr Laboratories, Inc., Duramed Pharmaceuticals, Inc. and PLIVA d.d. and its subsidiaries. The Barr Group of companies markets more than 120 generic and 27 proprietary products in the U.S. and approximately 1,025 products globally outside of the U.S. For more information, visit www.barrlabs.com.

Warner Chilcott’s Forward Looking Statements:

This press release contains forward-looking statements, including statements concerning our product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: our substantial indebtedness; competitive factors in the industry in which we operate (including the approval and introduction of generic or branded products that compete with our products); our ability to protect our intellectual property; a delay in qualifying our manufacturing facility to produce our products or production or regulatory problems with either third party manufacturers upon whom we may rely for some of our products or our own manufacturing facility; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, the continued consolidation of the distribution network through which we sell our products, including wholesale drug distributors and the growth of large retail drug store chains; the loss of key senior management or scientific staff; adverse outcomes in our outstanding litigation or an increase in the number of litigation matters to which we are subject; government regulation affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2007; and other risks detailed from time-to-time in our public filings, financial statements and other investor communications.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

Press inquiries: Rochelle Fuhrmann, Senior Director, Investor Relations of Warner Chilcott Limited, +1-973-442-3200, rfuhrmann@wcrx.com